UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

Dominion Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2284

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2024 Annual Incentive Plan

On January 25, 2024, the Dominion Energy, Inc. (“Dominion Energy”) Compensation and Talent Development Committee (“CTD Committee”) approved the 2024 Annual Incentive Plan (the “AIP”). Under the AIP, Dominion Energy’s officers are eligible for an annual performance-based cash award. Each officer has a target incentive award under the AIP based on a percentage of base salary. For 2024, the target percentages of base salary for Dominion Energy’s named executive officers (“NEOs”) are as follows: Chair, President and Chief Executive Officer (“CEO”) – 130%; Executive Vice President and Chief Operating Officer – 90%; Executive Vice President and Chief Financial Officer – 90%; and President – Dominion Energy Services and Executive Vice President, Chief Legal Officer and Corporate Secretary – 90%.

Payouts under the AIP will be based on the achievement of certain performance goals to be determined by the CTD Committee from among the performance measures set forth in Dominion Energy’s 2014 Incentive Compensation Plan (the “2014 Incentive Compensation Plan”), with potential funding ranging from 0% to 200% of the target funding.

2024 Long-Term Incentive Program

On January 25, 2024, the CTD Committee approved the 2024 Long-Term Incentive Program (the “Program”) for its officers, including its NEOs. For NEOs other than the CEO, the Program consists of a restricted stock grant, which is 30% of the total target Program award value, and a performance grant, which is 70% of the total target Program award value. For officers who have attained at least 50% of their stock ownership guideline at the time of grant, the performance grant component of the award consists of performance-based restricted stock units, which are settled in cash (“PSUs”). For officers who have not attained at least 50% of their stock ownership guideline at the time of grant, the performance grant component of the award consists of performance shares, which are settled in stock. For 2024, the CTD Committee increased the weighting of the performance grant and adjusted its metrics as described below, which is consistent with the objectives of the current strategic business review. In contrast, the 2023 Long-Term Incentive Program consisted of a restricted stock grant (40% of the total target value) and a cash performance grant (60% of the total target value).

The Program awards are issued pursuant to the 2014 Incentive Compensation Plan. The restricted stock is subject to a three-year cliff vesting period, while payout of the performance grants will be based on the achievement of total shareholder return (“TSR”) relative to a group of peer companies selected by the CTD Committee (weighted 50%, with an at-target payout at the 50th percentile) without any opportunity to earn a portion of the award based on Dominion Energy’s relative price-earnings ratio, non-carbon emitting generation capacity percentage (weighted 10%), as well as certain other performance metrics to be determined by the CTD Committee from among the performance measures set forth in the 2014 Incentive Compensation Plan in connection with the conclusion of the current strategic business review. The intent is to set the remaining goals for the 2024 performance grants when there is additional clarity on the Company’s long-term financial strategy. The performance grants have a three-year performance period ending December 31, 2026, with payment made by March 15, 2027. Payout will vary depending on the level of achievement of the performance metrics, from 0% to 200%.

Program Awards for the Chair, President and Chief Executive Officer

On January 25, 2024, the CTD Committee approved Program awards for the CEO. As structured, 100% of the CEO’s Program awards are performance-based without any opportunity to earn a portion of the award based on Dominion Energy’s relative price-earnings ratio, which is consistent with awards granted to the CEO in 2023 and the objectives of the current strategic business review.

Thirty percent of the CEO’s Program awards consists of a performance share award, while seventy percent consists of PSUs. The terms and conditions of the CEO’s Program awards are the same as those that apply to the other NEOs as described above, except: (i) for the performance share award, relative TSR is the sole performance metric, with relative TSR performance at the 65th percentile required for an at-target payout, which will be between 0% and 125% of target, and (ii) for the PSUs, the relative TSR scale likewise requires a 65th percentile performance for an at-target payout.

Accordingly, at least 65% of the Program awards for the CEO in the aggregate measure the Company’s relative TSR, without any opportunity to earn a portion of the award based on Dominion Energy’s relative price-earnings ratio, and relative TSR performance at the 65th percentile is required for at-target payouts under each award.

Officer Promotions

In October 2023, the Company announced the promotions of Carlos M. Brown and Steven D. Ridge to President – Dominion Energy Services and Executive Vice President, Chief Legal Officer and Corporate Secretary and Executive Vice President and Chief Financial

Officer, respectively, effective as of January 1, 2024. On January 25, 2024, the CTD Committee approved the compensation for Messrs. Brown and Ridge relative to their promotions. Effective January 1, 2024, their annual base salaries will each be $747,500 with an AIP target of 90% of base salary and a Program award with a target value of $1,500,000. Messrs. Brown and Ridge will also be eligible to participate in the benefit plans and arrangements generally available to Dominion Energy’s other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

By:	/s/ Regina J. Elbert
Regina J. Elbert
Senior Vice President and Chief Human Resources Officer

Date: January 29, 2024